New York Execution Version THIRD AMENDED AND RESTATED MASTER SUB-ADVISORY AGREEMENT This Third Amended and Restated Master Sub-Advisory Agreement (this “Agreement”), effective as of October 1, 2019 (the “Effective Date”), is entered into by and among Athene Asset Management LLC, a Delaware limited liability company (the “Investment Manager”), Apollo Capital Management, L.P., a Delaware limited partnership (“ACM”), Apollo Global Real Estate Management, L.P., a Delaware limited partnership (“AGREM”), ARM Manager LLC, a Delaware limited liability company (“ARM”), Apollo Longevity, LLC, a Delaware limited liability company (“ALL”) and Apollo Emerging Markets, LLC, a Delaware limited liability company (“AEM”, and, together with ACM, AGREM, ARM, ALL and any other sub-advisors as may be appointed from time to time pursuant to Section 1(b) below, the “Sub- Advisors”). WHEREAS, the Investment Manager serves as investment manager to one or more accounts as may be designated by certain insurance companies (each a “Company”) from time to time and set forth on Schedule 1 attached hereto (as amended in accordance with Section 1(c) hereof), as subject to the Investment Manager’s management, pursuant to the Investment Management Agreement set forth opposite each Company’s name on Schedule 1 (each, an “Investment Management Agreement”), with authority to delegate its investment advisory obligations thereunder to one or more sub-advisors; WHEREAS, the Investment Manager and the Sub-Advisors previously entered into that certain Second Amended and Restated Master Sub-Advisory Agreement, effective as of January 1, 2015 (as amended or modified from time to time prior to the date hereof, the “Prior Agreement”) upon the terms and conditions set forth in the Prior Agreement, to sub-advise an investment portfolio of one or more of such Company accounts (the portion of the accounts sub- advised by a Sub-Advisor, together with all additions, substitutions and alterations thereto, are individually referred to as an “Account” and, collectively, referred to herein as the “Accounts”); and WHEREAS, the Investment Manager and the Sub-Advisors desire to amend and restate the Prior Agreement, among other things, to incorporate herein the fee structure set forth in Schedule 2, on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows: 1. Appointment of Sub-Advisors. (a) From time to time, as the Investment Manager and the applicable Sub- Advisors shall agree, the Investment Manager may designate and appoint one or more Sub- Advisors (acting individually or jointly as the parties may agree), on the terms and subject to the conditions set forth herein, as a sub-investment advisor for one or more Accounts with authority, (i) if such mandate is a discretionary mandate, to invest and reinvest funds and assets in the applicable Account or Accounts on a discretionary basis, subject to this Agreement and applicable

2 investment guidelines and mandates (as such investment guidelines and/or mandate may be changed from time to time by the Investment Manager in writing (which writing may be by electronic mail (each as updated from time to time, a “Mandate”)), and (ii) if such Mandate is a non-discretionary mandate, to make recommendations to the Investment Manager with respect to the investment and reinvestment of the funds and assets of such Account or Accounts subject to the approval of the Investment Manager in its sole discretion. Each Sub-Advisor of any Mandate hereunder (or any of them as the case may be) hereby accepts such appointment, as applicable . The Sub-Advisors hereby acknowledge and agree that the Mandates are designed to permit the Investment Manager to comply with its own obligations and therefore the Mandates may be modified from time to time by the Investment Manager without consent of the Sub-Advisors, provided, however that to the extent that any such modifications would reduce the fee rates payable in respect of sub-advised assets hereunder, impose additional material obligations or burdens on such Sub-Advisor or result in the Sub-Advisor bearing additional non-deminimis costs and expenses that are not otherwise reimbursed hereunder, the Sub-Advisor’s consent shall be required in respect of any such change (which consent shall not be unreasonably withheld, conditioned or delayed). (b) The Investment Manager and one or more Sub-Advisors may execute an addendum to this Agreement to add additional Sub-Advisers to this Agreement or to modify the terms of this Agreement as they may apply to a specific Sub-Advisor or specific assets or asset classes (each such Addendum, including any schedules thereto, an “Addendum”). The parties intend that each Addendum shall be substantially in the form of the Master Sub-Advisory Agreement Addendum attached hereto as Exhibit A or as otherwise may be agreed upon among the applicable parties. (c) From time to time, the Investment Manager may designate and appoint additional sub-advisors for one or more Accounts with authority to make recommendations to the Investment Manager with respect to the investment and reinvestment of the funds and assets of such Account or Accounts. Any such designation and appointment shall be effective upon the execution by the Investment Manager and such additional sub-advisor(s) of an Addendum setting forth the terms of the sub-advisory services to be provided by such sub-advisor(s). Following the execution of any such Addendum, each such additional sub-advisor shall be deemed to be a Sub- Advisor for all purposes of this Agreement. (d) Within a reasonable time after the appointment or termination of any Sub- Advisor with respect to any particular Company, and after the execution of each Addendum, if any, Schedule 1 attached hereto shall be amended to reflect such appointment (by addition to such Schedule) or termination (by deletion from such Schedule), as the case may be, it being understood that Schedule 1 is solely for the convenience of the parties and shall not be evidence of, or precondition for, any such appointment or termination. (e) The Sub-Advisors agree that any discretionary Mandate may be changed and/or converted to a non-discretionary mandate at any time or, without limiting Section 7 below, terminated at any time upon thirty days prior written notice of the Investment Manager and that Schedule 1 may be amended from time to time by the Investment Manager upon written notice to

3 the Sub-Advisors for the purpose of adding additional insurance companies and/or accounts thereto, and, following any such amendment, (i) each such additional insurance company shall be deemed to be a Company for all purposes of this Agreement and (ii) each such additional account shall be deemed to be an Account for all purposes of this Agreement. 2. Management Services; Duties of and Restrictions on Sub-Advisors. (a) For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Sub-Advisors shall be responsible for facilitating execution (through third party brokers or other agents or as otherwise permitted hereby) of any approved investment recommendations in accordance with this Agreement and any instructions provided by the Investment Manager. For the avoidance of doubt, to the extent that the Mandate is a non- discretionary mandate, the Sub-Advisors (i) shall be responsible for making recommendations for the investment and reinvestment of the assets of each Account, and the Investment Manager shall approve or decline such recommendations in its sole discretion and (ii) may only execute (or facilitate execution of) transactions in an Account pursuant to this Agreement with the prior consent of the Investment Manager. (b) The Investment Manager shall be responsible for ensuring that any transaction approved by the Investment Manager and any transaction entered into under a discretionary mandate is permissible under applicable Mandate (including, without limitation any investment guidelines) agreed upon between the Investment Manager and the applicable Company. (c) In the case of a non-discretionary Mandate, where the prior consent of the Investment Manager is required prior to the Sub-Advisor taking any action under this Agreement, the Investment Manager’s written or verbal consent (including consent by electronic mail) shall suffice, unless the this Agreement, an applicable Addendum or the applicable Mandate expressly requires the Investment Manager’s consent in writing, in which case only the signed consent of the Investment Manager shall suffice. Where verbal consent for a particular trade is given by the Investment Manager, and provided that the applicable Sub-Advisor provides normal documentary evidence of such trade on the trade date (i.e., via trade ticket, trade confirmation, trade blotter excerpt or similar means provided in the normal course), the Investment Manager’s consent with respect to such trade shall be deemed evidenced by the absence of the Investment Manager’s objection to such trade in writing (including by electronic mail) prior to the earlier of (i) the close of business on the second business day following the trade date and (ii) the settlement date. (d) Subject to the other provisions of this Agreement, including, without limitation, Sections 2(a), 2(j) and the applicable Mandate(s), the Sub-Advisors have authority: (i) to buy, sell, sell short, hold and trade, on margin or otherwise and in or on any market or exchange within or outside the United States or otherwise, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of domestic and foreign governmental issuers (including federal, state and municipal issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests, mortgage- and asset- backed securities (including, without limitation, collateralized loan obligations and other collateralized debt obligations), foreign currencies and currency forwards, futures contracts and options thereon, bank and debtor-in-possession loans, trade receivables, repurchase and reverse

4 repurchase agreements, commercial paper, other securities, futures and derivatives (including interest rate and currency swaps, swaptions, caps, collars and floors), rights and options on all of the foregoing and other investments, assets or property; and (ii) to effect such other investment transactions involving the assets in an Account’s name and solely for such Account, including without limitation, to execute swap, futures, options and other agreements with counterparties. Without the prior written consent of the Investment Manager, the Sub-Advisor shall not open or close any accounts on a Company’s behalf. (e) With respect to each Account advised by such Sub-Advisor, such Sub- Advisor will have the authority to exercise any voting rights relating to assets of such Account. Upon receipt of the Investment Manager’s prior verbal or written consent (if required under the applicable non-discretionary Mandate), each Sub-Advisor shall be authorized to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer, in each case, with respect to such Account. Each Sub-Advisor shall have the authority to exercise, on behalf of each Account managed by such Sub-Advisor, all rights, remedies and obligations associated with assets held in such Account. Each Sub-Advisor shall have the authority to execute trade confirmations, trade tickets, purchase orders, assignment agreements, engagement letters, amendments, forbearance agreements and all other documents related to the purchase, sale, amendment, restructuring or insolvency of assets of an Account managed by such Sub-Advisor; provided that, in the case of a non-discretionary Mandate, any exercise of such authority which would result in a conversion (including, without limitation, a conversion into a different asset) or transfer of an asset, shall be subject to the prior verbal or written consent of the Investment Manager. (f) Subject to each respective Investment Management Agreement with respect to each Account, the Investment Manager may rebalance or reallocate assets among such Account in its discretion (or between the Accounts and any other accounts of any Company or other clients of the Investment Manager sub-advised by any Sub-Advisor). (g) The Sub-Advisors (or any of them as the case may be) will reasonably cooperate with the Investment Manager to the limited extent necessary for the Investment Manager to perform such ongoing due diligence reasonably relating to each Account and the Sub-Advisors as the Investment Manager reasonably deems necessary or advisable, provided, that such cooperation shall be at no cost or expense to the Sub-Advisors and any cost or expense associated therewith shall be paid by the Investment Manager. (h) No Sub-Advisor may retain any sub-advisors or otherwise delegate any of its obligations under this Agreement with respect to each Account managed by such Sub-Advisor without the prior written consent of the Investment Manager; provided that each Sub-Advisor may delegate any of its obligations to its affiliates without the prior consent of the Investment Manager. To the extent specified in a Mandate, the Sub-Advisor shall also manage and oversee certain other sub-advisors of the Investment Manager as specified in the Mandate as if such sub-advisor had been delegated authority hereunder (“Third Party Sub-Advisors”). Notwithstanding any such delegation permitted pursuant to this Section 2(f), such Sub-Advisor shall remain responsible to the Investment Manager for such Sub-Advisor’s obligations hereunder with respect to such Company’s Account.

5 (i) With the written consent of the Investment Manager, each Sub-Advisor shall have the authority to engage such attorneys, accountants and other professionals or advisors as may be necessary or advisable in the discharge of its duties and obligations under this Agreement. (j) Unless otherwise allowed by an Addendum with respect to a particular Company, none of the Sub-Advisors shall enter into, whether in the name, and on behalf, of any Company or otherwise, any over-the-counter, exchange-traded and other derivative transactions (including any and all contracts or agreements related thereto and including for purposes of hedging) in respect of any Accounts without the prior written consent of the Investment Manager (which written consent may be conveyed via electronic mail). (k) None of the Sub-Advisors shall make a claim for exemption from U.S. withholding tax to the U.S. Internal Revenue Service on the basis that income of any Company is effectively connected with the conduct of a trade or business in the United States, nor shall any Sub-Advisor file a U.S. Internal Revenue Service Form W8-ECI (or any successor form) on behalf of any Company with any withholding agent. (l) Each Sub-Advisor shall promptly notify the Investment Manager upon its actual knowledge of the occurrence of any event which in the reasonable opinion of such Sub- Advisor would have a materially adverse impact on the ability of such Sub-Advisor to manage any Account sub-advised by such Sub-Advisor. (m) Each Sub-Advisor agrees to use reasonable best efforts to cause its portfolio managers to trade within the Investment Manager’s systems environment, including staging such trades prior to execution. 3. Compensation; Expenses. (a) The Investment Manager agrees to pay the Sub-Advisors sub-advisory fees with respect to assets the Sub-Advisors manage hereunder (collectively, the “Asset Management Fees”) in accordance with Schedule 2 attached hereto (as amended from time to time). The Asset Management Fee described in Schedule 2 shall be allocated among the Sub-Advisors as such Sub- Advisors shall determine. The Investment Manager and the applicable Sub-Advisor may enter into an Addendum or other written arrangement to amend or agree to additional Asset Management Fees or fee rebates with respect to assets the Sub-Advisors manage hereunder. (b) Following the Effective Date, (i) the parties shall calculate the Asset Management Fees with respect to assets sub-advised under the Prior Agreement with respect to the period from January 1, 2019 to the Effective Date as if the amendment and restatement of the Prior Agreement by this Agreement occurred on January 1, 2019 and (ii) if the aggregate amount of such Asset Management Fees exceeds the aggregate amount of Management Fees (as defined in the Prior Agreement) that were paid under the Prior Agreement with respect to such period, the Investment Manager shall pay the amount of such excess to the Sub-Advisors (as applicable), and if the aggregate amount of Management Fees that Investment Manager paid under the Prior Agreement with respect to such period exceeds the aggregate amount of such calculated Asset Management Fees, the Sub-Advisors shall pay the amount of such excess to Investment Manager.

7 Manager or the Sub-Advisors may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to such Sub-Advisor’s direction shall rest upon the Custodian. The Custodian may be changed with respect to any Company’s Account from time to time upon the written instructions of such Company, subject to any required consents. (b) Except as expressly provided herein, a Sub-Advisor may not withdraw or substitute funds or other assets from any Account managed by it without the approval of the Custodian (which approval may be subject to the further approval of the applicable Company (as the case may be) and/or the Investment Manager). (c) Each Company shall instruct the Custodian to send the Investment Manager and the Sub-Advisors (or any of them as the case may be) duplicate copies of all Account statements given to such Company by the Custodian. 5. Brokerage. The Sub-Advisors may designate the brokers or dealers through whom all purchases and sales on behalf of each Account will be made. To the extent permitted by applicable law, such brokers or dealers may include affiliates of the Sub-Advisors. The Sub- Advisors will determine the rate or rates, if any, to be paid for brokerage services provided to each Account. In selecting brokers or dealers to effect transactions on behalf of any Account, the Sub- Advisors, subject to their overall duty to obtain “best execution” of Account transactions, will have authority to and may consider the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to each Sub-Advisor’s instructions, their facilities, reliability and financial responsibility and the value of any research or other services or products they provide. None of the Sub-Advisors will be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for any Account or to select any broker-dealer on the basis of its purported posted commission rate. As long as the services or other products provided by a particular broker or dealer (whether directly or through a third party) qualify as “brokerage and research” services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (and relevant Securities and Exchange Commission (“SEC”) interpretations of that section) and the Sub-Advisors (or any of them as the case may be) determine in good faith that the amount of commission charged by such broker or dealer is reasonable in relation to the value of such “brokerage and research services,” the Sub-Advisors (or any of them as the case may be) may utilize the services of that broker or dealer to execute transactions for each Account on an agency basis even if (i) such Account would incur higher transaction costs than it would have incurred had another broker or dealer been used and (ii) such Account does not necessarily benefit from the research or products provided by that broker or dealer. 6. Limitation of Liability. (a) None of the Sub-Advisors guarantee the future performance of any Account or any specific level of performance, the success of any investment decision or strategy that any Sub-Advisor may use, or the success of any Sub-Advisor’s overall management of any Account. None of the Sub-Advisors provide any express or implied warranty as to the performance or profitability of the Account nor any part thereof nor that any specific investment objectives will be successfully met. Investment decisions made by any Sub-Advisor on behalf of any Account managed by such Sub-Advisor are subject to various market, currency, economic, political and

New York Execution Version IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written. ATHENE ASSET MANAGEMENT LLC �.Belardi Title: Chief Executive Officer APOLLO CAPITAL MANAGEMENT, L.P. By: Apollo Capital Management, GP, LLC, its General Partner Name: Title: APOLLO GLOBAL REAL ESTATE MANAGEMENT, L.P. By: Apollo Global Real Estate Management GP, LLC, its General Partner Name: Title: ARM MANAGER LLC Name: Title: /s/ James R. Belardi

New York Execution Version IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year fast above written. ATHENE ASSET MANAGEMENT LLC Name: James R. Belardi Title: Chief Executive Officer APOLLO CAPITAL MANAGEMENT, L.P. By: Apollo Capital Management GP, LLC, its Genera Partner /s/ Joseph D. Glatt Name: Joseph D. Glatt Title: Vice President APOLLO GLOBAL REAL ESTATE MANAGEMENT,L.P. By: Apollo Global Real Estate Management GP, LLC, its General Partner /s/ Joseph D. Glatt Name: Joseph D. Glatt Title: Vice President ARM MANAGER LLC By: Apollo Capital Management, L.P., its sole member By: Apollo Capital Management GP, LLC, its general pa11ner Name: JosephD. Title: Vice President

APOLLO LONGEVITY, LLC By: Apollo Capital Management, L.P ., its sole member By: Apollo Capital Management GP, LLC, its General Pa11ner APOLLO EMERGING MARKETS, LLC By: Apollo Capital Management, L.P., its sole member By: Apollo Capital Management GP, LLC, its General Partner

Schedule 4 SCHEDULE 1 Schedule of Accounts Company Investment Management Agreement Sub-Advisor ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK (F/K/A PRESIDENTIAL LIFE INSURANCE COMPANY), a life insurance company domiciled in the State of New York (“AANY”) Investment Management Agreement dated as of December 28, 2012, by and between AANY and the Investment Manager All Sub-Advisors ATHENE LIFE INSURANCE COMPANY OF NEW YORK (F/K/A AVIVA LIFE AND ANNUITY COMPANY OF NEW YORK), a life insurance company domiciled in the State of New York (“ALICNY”) Investment Management Agreement dated as of October 2, 2013, by and between ALICNY and the Investment Manager All Sub-Advisors